THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION AND NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. 15                                        Warrant to Purchase 150,000 Shares
                                              of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                          COMMAND SECURITY CORPORATION
                          Void after September 31, 2001

      This certifies that, for value received, Reliance Security Group plc (the "Holder"), is entitled, subject to the terms set forth below, at any time before September 31, 2001, (subject to earlier redemption as provided in Section 1(b) below), to purchase from Command Security Corporation, a New York corporation (the "Company"), with its principal office at Route 55, Lexington Park, Lagrangeville, NY 12540, One Hundred and Fifty Thousand (150,000) shares (the "Shares") of common stock, $.0001 par value of the Company, upon surrender hereof, at the principal office of the Company, with the Election to Purchase form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at a price equal to $1.875 per full Share. (Such price hereinafter referred to as the "Purchase Price"). The Purchase Price, number and character of such Shares are subject to adjustment as provided below, and the term "Shares" shall mean, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrants" as used herein shall include this Warrant and any warrants delivered or deliverable in substitution or exchange thereof as provided herein.

      1. Exercise. This Warrant may be exercised at any time or from time to time, on any business day for up to the number of Shares called for hereby, by surrendering it at the principal office of the Company, with the Election to Purchase form duly executed, together with payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying (i) the number of Shares indicated on the Election to Purchase form by (ii) the appropriate Purchase Price. This Warrant may be exercised for less than the full number of Shares at the time called for hereby, but not for less than 1,000 Shares unless the number of Shares called for on the face is less than 1,000 in which event the minimum number will be the number of Shares called for on the face. Upon a partial exercise this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such Shares not purchased upon such exercise shall be issued by the Company to Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise, together with cash, in lieu of any fraction of a Share, equal to such fraction of the current market value of one full Share. If surrendered by mail, the date of surrender shall be the date the Warrant is mailed consistent with the requirements for notice as described in Section 7.

      (b) This Warrant is subject to the Company's call for redemption at $0.10 per Share which may be exercised at any time beginning April 30, 1994 if, at any time following March 31, 1994, either (i) the mean of the closing market price quotations for the Shares over 20 consecutive trading days is at least $6.00, or
(ii) the closing market price quotations for the Shares is at least $6.00 for ten consecutive trading days. Upon notice, as provided in Section 7 herein, of the Company's call for redemption, the Holder shall have 30 days in which to exercise this Warrant. Effective 5:00 PM of the 30th day following said notice (the "Termination Date") if the Warrant has not been fully exercised, the Warrant shall, terminate and become the right to receive only $0.10 per Share remaining exercised. Payment therefor shall be made by the Company within 30 days of the Termination Date. All other rights and interests under the Warrant will terminate effective immediately, upon the Termination Date; provided, however, if such payment is not timely made by the Company, all rights and interests under the Warrant shall be reinstated in full.

      2. Payment of Taxes. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

      3. Protection Against Dilution. The Shares covered by this Warrant and the Purchase Price payable therefor shall be subject to appropriate adjustment as follows:

      (a) If a Share dividend is declared on the Shares, or if an increase or decrease has been effected in the number of outstanding Shares by reason of subdivision of such Shares or combination of such Shares into a lesser number, the number of Shares which may thereafter be purchased under this Warrant shall be the number of Shares which would have been received by the Holder on such dividend, subdivision or combination had the Holder been the Holder of record of the number of Shares then under this Warrant but not theretofore purchased and issued.

      (b) If there is any other capital reorganization or reclassification of the stated capital of the Company, or any consolidation or merger of the Company with any other corporation or corporations, or the sale or distribution of all or substantially all of the Company's property and assets, adequate provision shall be made by the Company so that there shall remain and be substituted under this Warrant the Shares, securities, or assets which would have been issuable or payable in respect of or in exchange for the Shares then remaining under this Warrant and not theretofore purchased and issued hereunder, as if the Holder of this Warrant had been the owner of such Shares on the applicable record date.

      (c) If any of the events described in Sections 3(a) or (b) occur, the Purchase Price shall be adjusted to that price determined by multiplying the then current Purchase Price by a fraction (x) the numerator of which shall be the total number of outstanding Shares immediately prior to such event and (y) the denominator of which shall be the total number of outstanding Shares immediately after such event.

      4. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      5. Reservation of Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares as will be sufficient to permit the exercise in full of all outstanding Warrants.

      6. (a) Restrictions on Transfer. The Holder of this Warrant, by acceptance hereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act of 1933, as amended (the "Act"), covering the disposition of the Warrant or Shares issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of such Warrant or Shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder consents to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or such Shares in order to implement such restrictions on transferability.

      (b) Transfer Restriction Legend. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Common Stock is registered under the Act, shall bear a legend in substantially the following form on the face thereof:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate subject to a registration statement) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Holder without violation of the registration requirements of the Act.

      7. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage-prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing. Notice shall be deemed given immediately upon delivery to the U.S. Postal Service in accordance with this section.

      8. No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of the Shares issuable on exercise of this Warrant or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of the corporate rights and powers of the Company.

      9. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Notwithstanding anything herein to the contrary, the Company reserves the right to unilaterally and without prior notice, to reduce the Purchase Price or to extend the term of this Warrant, or both.

      10. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part thereof.

      11. Law Governing. This Warrant is delivered in New York and shall be construed and enforced in accordance with and governed by the laws of such State.

Dated: November 13, 2000

                                        COMMAND SECURITY CORPORATION


                                        By: /s/ William C. Vassell
                                           -------------------------------------
                                             William C. Vassell
                                             Chairman of the Board

                              ELECTION TO PURCHASE

                 (To be executed only upon exercise of Warrant)

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases __________ of the number of Shares of common stock of Command Security Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated: __________                                                _______________
                                                                 Warrant Number


                          _____________________________
                          signature of registered owner

                          _____________________________
                                  printed name

                          _____________________________
                                 street address

                          _____________________________
                               city, state and zip